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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated October 7, 2013 (except for the effects of the reclassification described in Note 1, as to which the date is November 12, 2013), with respect to the combined financial statements of RSP Permian, L.L.C. and Rising Star Energy Development Co., L.L.C. contained in this Registration Statement and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP
Dallas, Texas
January 6, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM